Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference into previously filed Registration
Statement on Form S-8 (File Nos. 333-95701 and 333-125284), which pertain to the 1996 Stock Option Plan, of Enova Systems, Inc., of our report dated March 14, 2007, relating to the financial statements as of December 31, 2006 and for the year then ended, which are included in this Form 10-K.
/s/ PMB Helin Donovan, LLP
PMB Helin Donovan, LLP
Irvine, California
April 2, 2007